                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                            ARDIS TELECOM & TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                       ARDIS TELECOM & TECHNOLOGIES, INC.
                                 P.O. BOX 2985
                              COPPELL, TEXAS 75019

                            ------------------------

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 26, 1999

                            ------------------------

To the Stockholders of ARDIS Telecom & Technologies, Inc.:

    NOTICE IS HEREBY given that the 1999 Annual Meeting of Stockholders (the "Meeting") of ARDIS Telecom & Technologies, Inc. (the "Company") will be held at Sumner Suites, 5455 Green Park Drive, Irving, Texas 75038 (tel. no. 972-550-7400) on April 26, 1999 at 10:00 a.m., for the following purposes:

    1. To elect 5 Directors to serve until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

    2. To consider and act upon a proposal to ratify the selection of King, Griffin & Adamson P.C., to serve as independent auditors for its current fiscal year; and

    3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on March 5, 1999 as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof.

    A list of stockholders of the Company entitled to notice of and to vote at the Meeting will be available for examination at the Meeting and during ordinary business hours from April 15, 1999 to the date of the Meeting at the principal offices of the Company at the address set forth above.

    You are cordially invited to attend the Meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                          By Order of the Board of Directors,

                                          /s/ Debra L. Burgess
                                          Debra L. Burgess
                                          SECRETARY

March 10, 1999

                       ARDIS TELECOM & TECHNOLOGIES, INC.
                                 P.O. BOX 2985
                              COPPELL, TEXAS 75019

                            ------------------------

                                PROXY STATEMENT
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 1999

                            ------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

    This Proxy Statement and the accompanying proxy are solicited on behalf of the Board of Directors of ARDIS Telecom & Technologies, Inc., successor by merger to Canmax Inc. (the "Company"). The proxies will be voted at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 26, 1999, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment(s) of the Annual Meeting. This Proxy Statement, the accompanying proxy and the Company's Annual Report on Form 10-K for the year ended October 31, 1998, are first being sent to stockholders of the Company on or about March 10, 1999.

    All properly completed proxies received prior to the Annual Meeting and not revoked will be voted in accordance with your instructions. IF NO SUCH INSTRUCTIONS ARE MADE, THEN PROXIES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER THE CAPTION "ELECTION OF DIRECTORS." If any other matters come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

    The Company encourages the personal attendance of its stockholders at the Annual Meeting. The execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person.

    Proxies may be revoked if you:

    - Deliver a signed, written revocation letter, dated any time before the proxy is voted, to Ms. Debra L. Burgess, Secretary, ARDIS Telecom & Technologies, Inc., at the Company's principal executive offices, 8100 Jetstar Drive, Suite 100, Irving, Texas 75063; or

    - Sign and deliver a proxy, dated later than any previously delivered proxy to the above address; or

    -  Attend the meeting and vote in person.

Attending the Annual Meeting alone will not revoke your proxy. A revocation letter or a later-dated proxy will not be effective until received by the Company at or prior to the Annual Meeting.

    In addition to the solicitation of proxies by use of the mail, officers, directors and regular employees of the Company may solicit the return of proxies by personal interview, mail, telephone, facsimile and/or through internet. These persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The Company will also request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares. The Company will reimburse such persons and the transfer agent for their reasonable out-of-pocket expenses in forwarding such materials. The Company will bear the cost of the solicitation.

    The Company's Annual Report on Form 10-K covering the Company's fiscal year ended October 31, 1998 (the "Annual Report"), including audited financial statements, is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies.

                          VOTING SECURITIES AND QUORUM

    Only stockholders of record at the close of business on March 5, 1999 will be entitled to notice of and to vote at the Annual Meeting. On March 5, 1999, the Company had issued an outstanding 6,861,005 shares of its common stock, $.001 par value per share (the "Common Stock"), which is the only class of its capital stock outstanding. Each share of Common Stock is entitled to one vote on each matter presented to the stockholders. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

    Abstention and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in the tabulations of votes cast on proposals presented to the stockholders, while broker non-votes are not counted for purposes of determining whether a proposal has been approved. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Assuming the presence of a quorum, the affirmative vote of the holders on the record date of a plurality of the shares of Common Stock outstanding, represented in person or by proxy at the Annual Meeting, is required to elect directors for the Company. Stockholders may not cumulate their votes in the election of directors. All matters other than the election of directors submitted for a vote at the Annual Meeting will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or in the Company's Certificate of Incorporation or Bylaws. Stockholders who fail to return a proxy or attend the Annual Meeting will not count towards determining any required plurality, majority or quorum.

                ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

    Five directors are to be elected at the Meeting, to serve until the Company's next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal. Each of the nominees listed below currently serves as a director of the Company and was elected to the Board of Directors at the Company's 1998 Annual Meeting of Stockholders. Unless authority to vote for one or more nominees is withheld, the enclosed proxy will be voted "FOR" the election of all of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

    The following table sets forth certain information regarding the executive officers and directors of the Company who are expected to be directors and executive officers of the Company.

NAME                                 AGE                              POSITION WITH THE COMPANY
-------------------------------     -----     --------------------------------------------------------------------------
Roger D. Bryant                          56   President, Chief Executive Officer and Director
Debra L. Burgess                         40   Executive Vice President, Chief Operating Officer, Chief Financial
                                                Officer, Treasurer, Secretary and Director
W. Thomas Rinehart                       59   Director
Robert M. Fidler                         60   Director
Nick DeMare                              44   Director

    ROGER D. BRYANT has served as President, Chief Executive Officer and a director of the Company since November 15, 1994. Prior to joining the Company, Mr. Bryant was President of Network Data Corporation (1993-1994), a private corporation which specialized in developing software for the convenience store and retail petroleum industries. Mr. Bryant has also served as President of Wayne Division, USA (1991-1993), a division of Dresser Industries Inc., a manufacturer of fuel dispensing equipment. Mr. Bryant currently serves as a director of Field Point Petroleum Corporation. Mr. Bryant has extensive knowledge and experience in the software development, retail petroleum and convenience store industries. Mr. Bryant holds a degree in electrical engineering.

    DEBRA L. BURGESS has served with the Company since 1989 in increasingly responsible positions. Since November 1994, she has been the Company's Chief Operating Officer and a director. Ms. Burgess also serves as the Company's Chief Financial Officer. Ms. Burgess has been the Secretary of the Company since 1996. Prior to joining the Company, Ms. Burgess was the Manager of Retail Automation responsible for the selection and implementation of a retail automation solution (1981-1989) at Fina Oil and Chemical Company, a retail petroleum, petrochemical refining and exploration company. Ms. Burgess is a Certified Public Accountant.

    W. THOMAS RINEHART has served as a director of the Company since May, 1991. He was co-founder and Executive Vice President of BASS Inc., from June 1981 until his retirement in September 1992. BASS Inc., a private corporation, is a supplier of retail automation hardware and software to the grocery store industry. Prior to founding BASS Inc., Mr. Rinehart was with NCR from 1964 to 1981, where he held various staff and management positions within its retail software development divisions. Mr. Rinehart has extensive experience in software development and retail automation.

    ROBERT M. FIDLER has served as a director of the Company since November 1994. Mr. Fidler joined Atlantic Richfield Company ("ARCO") in 1960, was a member of ARCO's executive management team from 1976 to 1994 and was ARCO's manager of New Marketing Programs from 1985 until his retirement in 1994. Mr. Fidler has extensive knowledge and experience in managing retail petroleum operations.

    NICK DEMARE has served as a director of the Company since January 1991. Since May, 1991, Mr. DeMare has been the President and Chief Financial Officer of Chase Management Ltd., where his overall responsibility includes providing a broad range of administrative, management and financial services to private and public companies with varied interests in mineral exploration and development, precious and base metals production, oil and gas, venture capital and computer software. Mr. DeMare has served and continues to serve on the boards of a number of Canadian public companies and on the board of directors of North Lily Mining Co., a mining company. Mr. DeMare is a Chartered Accountant (Canada).

MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors held seven meetings during the fiscal year ended October 31, 1998. The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee. There is no standing nominating committee. Each of the directors attended at least 75% of the meetings of the Board of Directors and any committee on which such director served.

COMMITTEES OF THE BOARD OF DIRECTORS

    At the beginning of the Company's 1998 fiscal year, the Audit Committee consisted of Nick DeMare and C. William Robertson. The Board of Directors appointed John Melideo as a member of the Audit Committee to succeed Mr. Robertson following Mr. Robertson's resignation from the Company's Board of Directors on January 30, 1998. Mr. Melideo was appointed as a director pursuant to the terms of the Agreement and Plan of Merger (the "USC Merger Agreement") among the Company, a wholly owned subsidiary of the Company and USCommunication Services, Inc. ("USC") dated January 30, 1998, and resigned as a director and member of the audit committee on June 15, 1998 upon the rescission of the USC Merger Agreement. On July 1, 1998, Mr. Rinehart joined Mr. DeMare as a member of the Audit Committee. The Audit Committee makes recommendations to the Board of Directors or Management concerning the engagement of the Company's independent public accountants and matters relating to the Company's financial statements, the Company's accounting principles and its system of internal accounting controls. The Audit Committee also reports its recommendations to the Board of Directors as to the approval of the financial statements of the Company. The Audit Committee held one meeting during the fiscal year ended October 31, 1998.

    The Compensation Committee consists of Robert M. Fidler and W. Thomas Rinehart. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is also responsible for administration of the Company's stock option and executive incentive compensation plans. The Compensation Committee held one meeting during the fiscal year ended October 31, 1998.

COMPENSATION OF DIRECTORS

    Each director who is not an officer of the Company receives a fee of $1,500 for each Board meeting attended. Directors are not compensated for attending committee meetings. Further, all directors participate in the Company's Stock Option Plan and are awarded non-qualified stock options for 5,000 shares of Common Stock annually for service on the Board of Directors.

SIGNIFICANT EMPLOYEES

    A brief description of the business experience and position of certain significant employees of the Company and its subsidiaries who are not also directors is provided below.

    IVOR J. FLANNERY is Vice President of Technology of ARDIS Telecom, Inc. ("ATI"), formerly known as Canmax Telecom, Inc., and has served in that capacity since January 1989. Mr. Flannery joined the Company in September 1983 and has held positions of increasing responsibility. Prior to joining the Company, he was an Advanced Systems Engineer for RIM Technology, a software development company which developed point of sale systems for the retail petroleum industry.

    SCOTT R. MATTHEWS is Vice President of Telecommunications Development/Sales and Marketing of ATI and has served in that capacity since April 1998. From February 1996 to March 1998, Mr. Matthews was the Vice President of Sales and Marketing at Galaxy Communications, Inc., a telecommunications company. Mr. Matthews previously served as the Director of Sales of ATCALL, Inc., a telecommunications company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

    The following table sets forth certain information as of March 1, 1999, concerning those persons known to the Company, based on information obtained from such persons, the Company's records and schedules required to be filed with the Securities and Exchange Commission and delivered to the Company, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to own beneficially 5% or more of such outstanding Common Stock, (ii) each current director of the Company and each nominee for election as a director, (iii) each Named Executive Officer and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned. Effect has been given to shares reserved for issuance under outstanding stock options and warrants where indicated.

                                                                              AMOUNT AND
                                                                               NATURE OF
                                                                              BENEFICIAL        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                           OWNERSHIP      OF CLASS(1)
--------------------------------------------------------------------------  ---------------  -------------
Dodge Jones Foundation ...................................................    1,000,000            14.6%
  400 Pine Street, Suite 900
  Abilene, Texas 79601

Joseph E. Canon ..........................................................    1,000,000(2)         14.6%
  Dodge Jones Foundation
  P.O. Box 176
  Abilene, Texas 79601

Founders Equity Group ....................................................      450,000(3)          6.2%
  2602 McKinney, Suite 220
  Dallas, Texas 75204

Thomas J. Spackman, Jr. ..................................................      619,000(4)          8.5%
  2602 McKinney, Suite 220
  Dallas, Texas 75204

Scotty D. Cooke ..........................................................      510,000(5)          7.2%
  2602 McKinney, Suite 220
  Dallas, Texas 75204

Roger D. Bryant (6).......................................................      645,000(7)          8.7%

Nick DeMare ..............................................................       51,880(8)         *
  Chase Management
  1090 West Georgia Street, Suite 1305
  Vancouver, BC V6E 3V7

W. Thomas Rinehart .......................................................      106,600(9)          1.5%
  700 Freeling Drive
  Sarasota, Florida 34242

Debra L. Burgess (6)......................................................      379,800(10)         5.3%

Ivor J. Flannery (6) .....................................................      142,218(11)         2.1%

Robert M. Fidler .........................................................       30,000(12)        *
  987 Laguna Road
  Pasadena, California 91105

Richard Stephens (6)......................................................       40,000(13)        *

Lynn G. Chianese (6)......................................................       39,000(14)        *

All Executive Officers and Directors as a group (7 persons)...............    1,375,498(15)        17.6%

------------------------

*   Less than 1.0%

(1) Based upon 6,861,005 shares of Common Stock outstanding as of March 1, 1999.

(2) Includes 1,000,000 shares held by Dodge Jones Foundation, of which Mr. Canon serves as the Executive Director. As such, Mr. Canon exercises voting power over all such shares.

(3) Includes 50,000 shares subject to presently exercisable warrants and 400,000 shares subject to presently convertible debentures issued under the Loan Agreement.

(4) Includes 450,000 shares beneficially used by Founders Equity Group, Inc., of which Mr. Spackman serves as President. As such, Mr. Spackman exercises sole voting and investment power of all such shares. Schedule 13D filings by Founders indicate that Mr. Spackman, Mr. Cooke and John Curran are the President, Chairman and Vice President, respectively, of Founders.

(5) Includes 200,000 shares subject to presently convertible debentures issued under the Loan Agreement.

(6) The business address for the Company's executives is P.O. Box 2985, Coppell, Texas 75019.

(7) Includes 295,000 shares of Common Stock which may be acquired through the exercise of stock options which are exercisable within 60 days of March 1, 1999 ("Vested Options") and 250,000 shares subject to presently exercisable warrants.

(8) Includes 41,600 Vested Options.

(9) Includes 40,000 Vested Options.

(10) Includes 132,800 Vested Options and 125,000 shares subject to presently exercisable warrants.

(11) Includes 44,000 Vested Options.

(12) Includes 25,000 Vested Options.

(13) Includes 40,000 Vested Options.

(14) Includes 39,000 Vested Options.

(15) Includes 598,400 Vested Options and 375,000 shares subject to presently exercisable warrants. Excludes shares and Vested Options held by Mr. Stephens or Ms. Chianese, each of whom ceased to be officers or employees of the Company as of December 7, 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During the first quarter of 1995, a director, W. Thomas Rinehart advanced the Company $250,000. This advance was unsecured and bore interest at the rate of 10%. The principal balance was due on demand and could be repaid by the Company from time to time. Principal payments of $95,765 (together with accrued interest thereon) were repaid during the six months ended April 30, 1997, which fully satisfied the Company's obligation.

    On April 30, 1997, Founders Equity Group, Inc. ("Founders") acquired from Electronic Data Systems ("EDS") 863,364 shares of Common Stock in a private transaction, in connection with which the Company agreed to extend to Founders certain registration rights similar to those previously held by EDS. On May 9, 1997, Founders exercised its right to demand that the Company file a registration statement with regard to all of its shares of Common Stock. Under applicable securities laws, the Company was unable to file the Founders registration statement until after the filing of a registration statement relating to the proposed Merger of the Company with Auto-Gas Systems, Inc., which merger was subsequently abandoned. Pursuant to the terms of the registration rights agreement with Founders, the Company was to have filed a registration statement on or about July 23, 1997 or incur a registration penalty of 50,000 shares per month. Founders agreed to extend the registration obligation until August 26, 1997 in exchange for its receipt of a warrant to acquire 50,000 shares of Common Stock at an exercise price of $2.00 per share. The closing price for the Common Stock on August 25, 1997 was $2.375. In addition, in May of 1997, the Company retained Founders to provide advisory services regarding the proposed Merger with Auto-Gas Systems, Inc., and agreed to pay to Founders a fee of $25,000 for such services. The fee for said services was determined by arms-length negotiations; however, the Company did not solicit other advisors to provide such services.

    On April 30, 1997, the Dodge Jones Foundation acquired from EDS 1,000,000 shares of Common Stock in a private transaction, in connection with which the Company agreed to extend to the Dodge Jones Foundation certain registration rights similar to those previously held by EDS.

    On October 30, 1997, Founders advanced the Company $100,000. The advance was unsecured and had an interest rate of 12%. On November 6, 1997, the Company repaid principal and interest of $100,230, which fully satisfied its obligation with regard to such advance.

    On December 15, 1997, the Company executed a convertible loan agreement (the "Original Agreement") with Founders providing for financing of up to $500,000 at an interest rate of 10% per annum. Advances under the Original Agreement were secured by a lien on all of the Company's assets. Indebtedness outstanding under the Original Agreement was convertible, at the option of Founders, into shares of Common Stock at a conversion price of $1.25 per share, subject to adjustment for certain events, and was redeemable at the option of the Company at 110% of par. The closing price for the Common Stock on December, 1997 was $1.25.

    On February 11, 1998, the Company and Founders executed a loan commitment letter (the "Loan Commitment") which provided for a multiple advance loan of up to $2 million upon terms similar to the Original Agreement; however, indebtedness outstanding under the Loan Commitment was convertible into shares of Common Stock at a conversion price equal to the average closing prices of the Common Stock over the five-day trading period immediately preceding the date of each advance. As consideration for the Loan Commitment, the Company paid a commitment fee of $10,000. On February 24, 1998, Founders advanced $150,000 under the Loan Commitment which was convertible into shares of Common Stock at a conversion price equal to $1.025.

    As of March 31, 1998, Founders (and certain of its affiliates) entered into the First Restated Loan Agreement (the "Loan Agreement") which consolidated all rights and obligations of the Company to Founders under the Original Agreement and the Loan Commitment. Amounts advanced under the Loan Agreement bear interest at the rate of 12% per annum, are secured by a lien on all of the Company's assets and are convertible into shares of Common Stock, at the option of Founders, at $.80 per share. The closing price of the Common Stock on March 30, 1998 was $0.75. On August 25, 1998, Founders agreed to release its lien on all of the Company's assets upon the consummation of the proposed sale of its software division. As consideration for the release, the Company agreed, upon the consummation of the proposed sale to repay $1.0 million of the $1.5 million currently outstanding under the Loan Agreement, and to allow Founders to convert the remaining $500,000 plus all accrued but unpaid interest outstanding under the Loan Agreement into shares of Common Stock at a conversion price of $.50 per share. The closing price of Common Stock on August 24, 1998 was $.593. On December 11, 1998, the Company and Founders executed Amendment No. 1 to the Loan Agreement, pursuant to which the Company agreed to defer Founders' conversion of the remaining indebtedness outstanding under the Loan Agreement in exchange for
(a) Founders' waiver of any registration obligation under the Registration Rights Agreement dated May 1, 1997 or under the Loan Agreement until February 1, 1999 or the Company's earlier delivery of a conversion notice, (b) the adjustment of the conversion price for the remaining convertible indebtedness outstanding under the Loan Agreement ($500,000) from $.50 per share to the greater of $.50 per share or 75% of the average closing price of the Common Stock over the ten trading days preceding the delivery of a conversion notice, and (c) Founders' agreement to convert the remaining outstanding principal amount under the Loan Agreement ($500,000) upon written notice from the Company at the adjusted conversion price described above. Further, the amendment to the Loan Agreement reduced the interest rate payable on the outstanding principal amount under the Loan Agreement from 12% to 9% per annum. The amendment also terminated any additional funding obligations of Founders under the Loan Agreement.

    The interest rate, conversion prices and exercise prices for the Company's various transactions with Founders were determined by arms-length negotiations; however, because of the Company's financial position and the timing of the Company's liquidity needs throughout these periods, as well as the unavailability of traditional bank financings during these periods, the Company did not seek alternative sources of financing. The Company believes that the terms of such financing were fair; however, the Company did not make any attempt to determine whether such terms were comparable to what would have been obtainable from disinterested, third parties.

    On February 5, 1998, Founders and the Company entered into an agreement pursuant to which Founders agreed to provide financial advisory and consulting services to the Company. Founders was publicly known as a significant shareholder and financial supporter of the Company and was approached by agents representing parties interested in acquiring the Company's software division to determine whether the Company would be interested in pursuing such a transaction. The Company agreed to retain Founders to assist it in evaluating the proposed offer and in negotiating any agreements that might result therefrom. Under the terms of the agreement, the Company agreed to pay to Founders a fee equal to 3% of the value of the consideration received in any sale or merger of any division or subsidiary of the Company. Subsequently, the Company reestablished discussions with a party that had previously expressed an interest in acquiring the Company's software division, and Founders provided advice and counseling during the negotiation of the sale of the Company's software division. As a result of this agreement, Founders received $120,000 calculated based upon the initial $4.0 million received upon the sale of the Company's software division and waived its right to receive any additional fees on the contingent payments from that sale of up to $3.625 million. However, Founders did not deliver any formal advisory or fairness opinion to the Company. The fee for Founders services was determined by arms-length negotiation; however, the Company did not solicit other advisors to provide said services and therefor the Company did not determine whether the fees were comparable to that which would have been obtainable from disinterested third parties.

EXECUTIVE COMPENSATION

    The following table summarizes the compensation paid by the Company and its subsidiaries during the years ended October 31, 1998, 1997 and 1996 for services in all capacities to each of the Company's chief executive officer and the four highest paid executive officers (the "Named Executive Officers") of the Company whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                     -------------
                                              ANNUAL COMPENSATION                     SECURITIES
                                            -----------------------   OTHER ANNUAL    UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY($)   BONUS($)(1)   COMPENSATION    OPTIONS(#)     COMPENSATION(2)
-------------------------------  ---------  ----------  -----------  --------------  -------------  -----------------
Roger D. Bryant................       1998     185,000      --             --           250,000(3)          3,230
  President and CEO                   1997     185,000      --             --            45,000               538
                                      1996     169,750      73,920       18,733(4)      210,000            --

Debra L. Burgess...............       1998     140,000      --             --           125,000(5)            415
  Executive Vice President            1997     140,000      --             --            35,000                69
  Chief Operating Officer             1996     118,542      40,320         --            69,000            --
  Chief Financial Officer,
    Treasurer and Secretary

Ivor J. Flannery...............       1998     110,000       3,100         --             --               --
  Vice President--                    1997     110,000      --             --            23,000            --
  Technology(6)                       1996      94,050      21,056         --            15,000            --

Richard Stephens...............       1998     110,000      --             --             --               --
  Vice President--                    1997     110,000      --             --            15,000            --
  Development(7)                      1996      94,000      21,056         --            20,000            --

Lynn G. Chianese...............       1998     100,000      --             --             4,000            --
  Vice President--                    1997     100,000      --             --            15,000            --
  Customer Service(7)                 1996      90,000      20,160         --            20,000            --

------------------------

(1) Reflects bonus earned during the fiscal year but paid during the next year.

(2) Reflects compensation associated with supplemental long-term disability insurance.

(3) Includes 1997 Performance Warrants to purchase 250,000 shares of Common Stock that vested upon the Change of Control occurring on January 30, 1998 and were repriced from $2.25 per share to $0.53 per share on July 20, 1998. The 1997 Performance Warrants were not issued under the Company's stock option plan.

(4) Reflects compensation associated with relocation expenses incurred by Mr. Bryant.

(5) Includes 1997 Performance Warrants to purchase 125,000 shares of Common Stock that vested upon the Change of Control occurring on January 30, 1998 and were repriced from $2.25 per share to $0.53 per share on July 20, 1998. The 1997 Performance Warrants were not issued under the Company's stock option plan.

(6) Reflects positions held with the Company's subsidiary, ARDIS Telecom, Inc.

(7) Reflects positions formerly held with the Company's subsidiary, Canmax Retail Systems, Inc. ("CRSI"). Mr. Stephens and Ms. Chianese ceased to be employees or officers of the Company upon the Company's sale of its software division on December 7, 1998.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

    Mr. Bryant and Ms. Burgess serve as executive officers of CRSI pursuant to written employment agreements that commenced July 1, 1997 and were amended effective upon their renewal on July 1, 1998.

Each employment agreement provides for certain benefits and protections upon a "Change of Control," which is defined to occur (i) at any time a person becomes a "beneficial owner" of in excess of thirty percent of the combined voting power of the outstanding securities of CRSI or the Company, (ii) if, at any time during the twenty-four month period following a merger, tender offer, consolidation, sale of assets or contested election, or any combination thereof, at least a majority of the Company's Board shall cease to consist of either (a) directors who served prior to such transaction or (b) directors whose nomination for election by the stockholders of the Company was approved by at least two-thirds of all directors then serving, or (iii) at any time the stockholders of the Company approve an agreement to sell or dispose of all or substantially all of the assets of CRSI or the Company. Each employment agreement also permits CRSI or the Company to terminate the executive for "Cause", meaning a termination as a result of (a) acts of dishonesty constituting a felony or intended to result in substantial gain for personal enrichment at the expense of CRSI or the Company, or (b) the willful and continued failure to substantially perform such person's duties and responsibilities following a demand for substantial performance by CRSI or the Company. Each employment agreement prohibits the executive from engaging in any activities in competition with CRSI or the Company during the employment term and prohibits the executive from soliciting any employees, customers or clients of the Company or CRSI during the 2-year period following any voluntary termination by the executive or termination for Cause.

    The July 1, 1997 employment agreements with Mr. Bryant and Ms. Burgess provided for the issuance of warrants ("1997 Performance Warrants") to each executive as additional employment compensation. Each 1997 Performance Warrant expires 10 years from the date of issuance and, prior to the amendments to the employment agreements and 1997 Performance Warrants in July of 1998, was exercisable at a price of $2.25 per share, the closing price of the Common Stock on July 17, 1997, the date that the Compensation Committee approved the issuance of such warrants. The vesting of the 1997 Performance Warrants was conditioned on the Company's achievement of certain financial targets or upon the occurrence of a Change of Control. The 1997 Performance Warrants vested on January 30, 1998 as a result of the Company's issuance of shares of common stock and warrants as consideration for its acquisition of USCommunication Services, Inc. ("USC"). Effective July 20, 1998, the Compensation Committee reduced the exercise price of the 1997 Performance Warrants from $2.25 per share to $0.53 per share, the closing price of the Common Stock on July 17, 1998, the trading date preceding the date that the Compensation Committee repriced the 1997 Performance Warrants. In addition, on such date the Compensation Committee also issued to Mr. Bryant and Ms. Burgess additional performance warrants (the "1998 Performance Warrants") having an exercise price of $0.53 per share and a 10 year expiration period, the vesting of which is dependent either upon the Company's recording of revenues in excess of $50 million in any period of twelve consecutive months with positive earnings during such twelve-month period or upon a Change of Control (other than a Change of Control arising from the sale of the software division).

    Mr. Bryant's employment agreement expires June 30, 2000. Mr. Bryant is entitled to receive an annual base salary of $200,000 and to participate in any bonus programs established by the Company's Board. Pursuant to his employment agreement, Mr. Bryant has also been granted 1997 Performance Warrants to acquire 250,000 shares of Common Stock and 1998 Performance Warrants to acquire an additional 100,000 shares of Common Stock. Pursuant to the terms of his agreement, Mr. Bryant may elect to voluntarily terminate his employment within 90 days following a Change of Control and receive a lump sum payment equal to one year's base salary. Mr. Bryant's employment agreement also provides for the vesting of all outstanding options and warrants to acquire Common Stock held by Mr. Bryant upon a Change of Control (other than a Change of Control arising from the sale of the software division). If Mr. Bryant is terminated during his employment period without Cause, he will be entitled to continue to receive his base salary and benefits for a period of two years and an amount equal to any bonus paid during the preceding 12 months (payable in 24 monthly installments) in accordance with CRSI's standard payroll cycle; provided, however, that such amounts shall be payable in a lump sum following a Change of Control.

    Ms. Burgess' employment agreement expires June 30, 1999. Ms. Burgess is entitled to receive an annual base salary of $165,000 and to participate in any bonus programs established by the Company's Board. Pursuant to her employment agreement, Ms. Burgess has also been granted 1997 Performance Warrants to acquire 125,000 shares of Common Stock and 1998 Performance Warrants to acquire 200,000 shares of Common Stock. Pursuant to the terms of her agreement, Ms. Burgess may elect to voluntarily terminate her employment within 90 days following a Change of Control and receive a lump sum payment equal to one year's base salary. Ms. Burgess' employment agreement also provides for the vesting of all outstanding options and warrants to acquire Common Stock held by Ms. Burgess upon a Change of Control (other than a Change of Control arising from the sale of the software division). If Ms. Burgess is terminated during her employment period without Cause, she will be entitled to continue to receive her base salary and benefits for a period of one year and an amount equal to 50% of any bonus paid during the preceding 12 months (payable in 12 monthly installments) in accordance with CRSI's standard payroll cycle; provided, however, that such amounts shall be payable in a lump sum following a Change of Control.

    On June 12, 1998, the Company and CRSI executed employment contracts with Lynn G. Chianese, Ivor J. Flannery, Richard Stephens and Michael C.F. McQuarrie, each a vice president of CRSI at the time, which required the Company to give six months prior written notice of any termination of the employment of each person without cause. Pursuant to these employment contracts, Mr. McQuarrie was entitled to receive an annualized base salary of $96,000, Ms. Chianese was entitled to receive an annualized base salary of $100,000, and Messers. Flannery and Stephens were each entitled to receive an annualized base salary of $110,000. In the event the Company terminated any such employee without cause upon less than six months prior written notice, each such employee would be entitled, for a period of six months from the date of delivery of notice of termination without cause, (i) to continue to receive the base salary in effect at the time of termination in accordance with the Company's regular payroll cycle, (ii) to receive monthly payments equal to one-twelfth of any bonuses paid during the 12-month period preceding the date of termination, and (iii) to continue to participate in all regular employee benefit plans of the Company. Each employment contract provided that if such employee is involuntarily terminated (other than for "cause") in contemplation of, or within six months following, a Change of Control, then the employee would be entitled to receive a lump sum severance payment equal to fifty percent (50%) of the employee's annualized base salary in effect at the time of the involuntary termination plus 50% of any bonuses paid during the preceding 12 month period. Each employment contract provided that the employee would also be entitled to continue to participate in any employee benefit plans for a period of six months following the date of termination, and that upon a Change of Control any unvested options held by such employee would be immediately vested and exercisable. Mr. Stephens, Mr. McQuairie and Ms. Chianese agreed to terminate their employment agreements with the Company and accept employment with the purchaser of the Company's software division on December 7, 1998. Each of these employees waived any rights to receive any severance payments or continuing benefits under their employment contracts upon the termination of their employment. Mr. Flannery's employment contract is still in effect. In addition, Mr. Flannery and Mr. Matthews have each been granted 1998 Performance Warrants to acquire 100,000 shares of Common Stock.

STOCK OPTIONS

    The Board of Directors introduced a stock option plan (the "Stock Option Plan"), pursuant to a resolution dated March 29, 1990, in the form approved by the Company's stockholders at an annual general meeting held March 20, 1990.

    The Stock Option Plan authorizes the Directors to grant options to purchase common shares of the Company provided that, when exercised, such options will not exceed 2.3 million shares of Common Stock and no options will be granted to any individual director or employee which will, when exercised, exceed 5% of the issued and outstanding shares of Common Stock. The term of any option granted under the Stock Option Plan is fixed by the Board of Directors at the time the options are granted, provided that the exercise period may not be longer than 10 years from the date of granting. The exercise price of any options granted under the Stock Option Plan is the fair market value at the date of grant. On February 26, 1998, the Board of Directors increased the number of shares issuable under the Stock Option Plan from 1.2 million shares to 2.3 million shares so that stock options previously granted by the Board in excess of those permitted by the Stock Option Plan could be covered by the plan. On August 25, 1998, the Board of Directors approved an amendment to the Stock Option Plan to extend the exercise period of any option holder that becomes an employee of a party continuing or surviving any merger or acquiring any material portion of the assets of the Company to two years from the date of such an event. Prior to these amendments, a former employee would have had a thirty-day period following their termination of employment without cause in which to exercise a stock option. As of March 1, 1999, 1,121,990 shares of Common Stock had been issued under the Stock Option Plan, 1,128,900 shares remain subject to outstanding options under the Stock Option Plan, and 49,110 shares were available under the Stock Option Plan.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information with respect to stock options pursuant to the Company's stock option plans and repriced 1997 Performance Warrants granted to the Named Executive Officers during fiscal year ended October 31,1998. Neither Mr. Flannery nor Mr. Stephens were granted any options during the fiscal year ended October 31, 1998.

                                                                                                  POTENTIAL REALIZABLE
                                                           INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                                                       --------------------------                   ANNUAL RATES OF
                                          NUMBER OF     % OF TOTAL                                    STOCK PRICE
                                          SECURITIES      OPTIONS                                   APPRECIATION FOR
                                          UNDERLYING    GRANTED TO     EXERCISE                      OPTION TERM(1)
                                           OPTIONS     EMPLOYEES IN      PRICE      EXPIRATION    --------------------
NAME                                       GRANTED      FISCAL YEAR     ($/SH)         DATE         5%($)     10%($)
---------------------------------------  ------------  -------------  -----------  -------------  ---------  ---------
Roger D. Bryant........................    250,000(2)        43.6%          0.53      6/30/07        73,501    179,928
Debra L. Burgess.......................    125,000(2)        21.8%          0.53      6/30/07        36,525     89,964
Lynn G. Chianese.......................      4,000            0.7%          1.03      2/11/00(3)        649      1,364

------------------------

(1) Based upon the per share market price on the date of grant and on annual appreciation of such market price through the expiration date of such options at the stated rates. These amounts represent assumed rates of appreciation only and may not necessarily be achieved. Actual gains, if any, are dependent on the future performance of the Common Stock, as well as the continued employment of the Named Executives through the vesting period. The potential realizable values indicated have not taken into account amounts required to be paid as income tax under the Internal Revenue Code of 1986, as amended, and any applicable state laws.

(2) Represents 1997 Performance Warrants that vested upon a Change of Control occurring on January 30, 1998 and were repriced from $2.25 per share to $0.53 per share on July 20, 1998.

(3) Upon Ms. Chianese's termination of her employment on December 7, 1998, the exercise period for Ms. Chianese's options was amended to expire on December 7, 2000.

    No other annual or long-term compensation was received or is receivable by the executive officers named above in respect of employment in 1998 or prior years.

    The following table sets forth information with respect to each exercise of stock options during fiscal 1998, by each of the Named Executive Officers and the number of options held at fiscal year end and the aggregate value of in-the-money options held at fiscal year end. None of the Named Executive Officers exercised options in fiscal 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                                                        OPTIONS AT FY-END(#)                  FY-END($)
                                  SHARES ACQUIRED       VALUE       ----------------------------  ----------------------------------
NAME                              ON EXERCISE(#)     REALIZED($)    EXERCISABLE   UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
--------------------------------  ---------------  ---------------  -----------  ---------------  ---------------  -----------------
Roger D. Bryant(1)..............        --               --            540,000         --               --                --
Debra L. Burgess(2).............        --               --            252,800         --               --                --
Ivor J. Flannery................        --               --             35,250         13,750           --                --
Richard Stephens................        --               --             25,000         15,000           --                --
Lynn G. Chianese................        --               --             19,000         15,000           --                --

------------------------------

(1) Includes 1997 Performance Warrants to purchase 250,000 shares of Common Stock that vested upon the Change of Control occurring on January 30, 1998 and were repriced from $2.25 per share to $0.53 per share on July 20, 1998. The 1997 Performance Warrants were not issued under the Company's stock option plan.

(2) Includes 1997 Performance Warrants to purchase 125,000 shares of Common Stock that vested upon the Change of Control occurring on January 30, 1998 and were repriced from $2.25 per share to $0.53 per share on July 20, 1998. The 1997 Performance Warrants were not issued under the Company's stock option plan.

    On October 31, 1998, there were 1,094,150 outstanding stock options and 375,000 vested 1997 Performance Warrants that were repriced on July 20, 1998 with a weighted average exercise price of $2.00 per share. On January 30, 1998, all stock options and 1997 Performance Warrants held by Mr. Bryant and Ms. Burgess as of that date vested pursuant to the terms of their respective employment agreements as a result of the Change of Control occurring on that date.

             LONG TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

    The following table sets forth information with respect to long term incentive plan awards to the Named Executive Officers during fiscal year ended October 31, 1998.

                                                                    NUMBER OF      PERFORMANCE OR     ESTIMATED FUTURE
                                                                      SHARES     OTHER PERIOD UNTIL    PAYOUTS UNDER
                                                                    UNDERLYING      MATURATION OR     NON-STOCK PRICE-
NAME                                                               WARRANTS (#)        PAYOUT         BASED PLANS (#)
-----------------------------------------------------------------  ------------  -------------------  ----------------
Roger D. Bryant..................................................      100,000               (1)            100,000
Debra L. Burgess.................................................      200,000               (1)            200,000
Ivor J. Flannery.................................................      100,000               (1)            100,000

------------------------

(1) These long-term incentive plan awards to Mr. Bryant, Ms. Burgess and Mr. Flannery relate to the 1998 Performance Warrants issued under each of their employment agreements. See "Employment and Change of Control Agreements". Under the terms of the 1998 Performance Warrants, vesting of such warrants is dependent upon the earlier of (i) the Company's recording of revenues in excess of $50 million in a period of twelve consecutive months and the recording of cumulative positive earnings over such twelve-month period or
    (ii) a Change of Control (other than a Change of Control resulting from the sale of the software division).

REPRICING OF 1997 PERFORMANCE WARRANTS

    As discussed in the Compensation Committee Report, the Company repriced the 1997 Performance Warrants held by Mr. Bryant and Ms. Burgess with exercise prices lower than the terms of the original grant. This action was taken to provide appropriate incentives to these individuals. The following table sets forth certain information concerning the repricing of options held by any executive officer during the last ten completed fiscal years. The Company has not issued any stock appreciation rights.

                           TEN-YEAR OPTION REPRICINGS

                                     SECURITIES UNDERLYING   MARKET PRICE OF
                                       NUMBER OF OPTIONS    STOCK AT TIME OF    EXERCISE PRICE AT
                                      REPRICED OR AMENDED     REPRICING OR      TIME OF REPRICING     NEW EXERCISE
NAME                        DATE              (#)             AMENDMENT ($)     OR AMENDMENT ($)        PRICE ($)
------------------------  ---------  ---------------------  -----------------  -------------------  -----------------
Roger D. Bryant.........    7/20/98          250,000            $    0.53                2.25                0.53

Debra L. Burgess........    7/20/98          125,000            $    0.53                2.25                0.53
                           12/29/95            5,000            $    2.25                5.00                2.25
                           12/29/95            8,000            $    2.25                5.00                2.25

Ivor J. Flannery........   12/29/95            5,000                 2.25                6.25                2.25
                           12/29/95            6,000                 2.25                5.00                2.25
                           12/29/95            8,000                 2.25                5.00                2.25

                           LENGTH OF ORIGINAL
                          OPTION TERM REMAINING
                          AT DATE OF REPRICING
NAME                        OR AMENDMENT(YRS)
------------------------  ---------------------
Roger D. Bryant.........              8.8
Debra L. Burgess........              8.8
                                      1.5
                                      2.8
Ivor J. Flannery........              3.8
                                      3.7
                                      1.5

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company has no interlocking relationships involving any of its Compensation Committee members, and no officer or employee of the Company serves on its Compensation Committee.

COMPENSATION COMMITTEE REPORT

    In fiscal 1998, the Company's Compensation Committee consisted of two outside directors; Messrs. Fidler, and Rinehart. The Committee was responsible for determining the compensation of the Company's executive officers and other key senior employees, including Roger D. Bryant, the Company's Chief Executive Officer. The report of the Compensation Committee is set forth below:

    DETERMINATION OF CEO AND EXECUTIVE OFFICER COMPENSATION. The Company has strived to structure its executive compensation programs in a manner designed to attract and retain a talented and capable management team, and to provide appropriate compensation based on that team's achievement of financial performance objectives. During fiscal 1998, the Compensation Committee held primary responsibility for determining the compensation of the Chief Executive Officer, and for approving the determinations of compensation paid to other officers and senior executives, as proposed by the Chief Executive Officer.

    Compensation is normally paid to the Chief Executive Officer in the form of base compensation, bonus compensation and the granting of options to buy shares of Common Stock at then prevailing market prices. Each year the Board of Directors of the Company sets forth certain financial performance objectives for the Company. In addition, in recent years the Compensation Committee has granted to the Chief Executive Officer warrants that vest with the Company's achievement of specified stock price or financial goals. The Company's success in achieving established financial performance objectives, and the Chief Executive Officer's previous base compensation level, are the most important criteria utilized by the Compensation Committee in determining the compensation of the Chief Executive Officer, although the Compensation Committee reviews other factors, including the compensation awarded to chief executive officers of similar corporations and the Chief Executive Officer's response to challenges presented by the Company's changing business environment. Based on a review of such criteria, the Compensation

Committee will determine the annual base and bonus compensation of the Chief Executive Officer. In addition, the Compensation Committee may grant stock options and performance warrants in order to align the interests of the Chief Executive Officer with those of the stockholders. With respect to the Chief Executive Officer's compensation during fiscal 1998, the Compensation Committee primarily considered the Company's financial performance, the challenges and demands associated with launching the Company's telecommunications business, and the previously existing compensation level of the Chief Executive Officer. No cash bonuses were paid to the Chief Executive Officer in fiscal 1998, reflecting the Compensation Committee's decision to conserve the Company's cash resources and provide the Chief Executive Officer with compensation incentives tied to equity appreciation in the Company.

    Compensation to other executive officers is also provided in the form of base compensation, bonus compensation and the granting of stock options. Base compensation is determined based on industry norms associated with the position held by the executive and the recommendation of the Chief Executive Officer, while bonus compensation is normally linked to specific shorter-term (e.g., one to three years) financial performance objectives. Stock options are granted to align the interests of the executive officers with those of the stockholders. The Chief Executive Officer is principally responsible for the performance assessment of individual executive officers and provides his recommendations to the Compensation Committee for its review and approval.

    Additionally, on July 20, 1998, the Compensation Committee approved salary increases for Mr. Bryant and Ms. Burgess under their employment agreements, and approved the issuance of 1998 Performance Warrants to Mr. Bryant, Ms. Burgess, Mr. Flannery and Mr. Matthews as additional compensation. The warrants were intended to align the interests of the executive officers with those of the stockholders by providing incentive compensation based on the performance of the Company and to retain key executive management by providing protection against a change in control.

    PERFORMANCE WARRANT REPRICING. During fiscal 1998, the 1997 Performance Warrants held by Mr. Bryant and Ms. Burgess issued on July 1, 1997 with an exercise price of $2.25 per share were cancelled and reissued at a new exercise price of $0.53 per share. The 1997 Performance Warrants had previously vested in accordance with their terms on January 30, 1998, as a result of a Change of Control occurring on that date. The exercise period for the repriced 1997 Performance Warrants was unchanged. The Compensation Committee recommended the repricing of the 1997 Performance Warrants to ensure that they would continue to provide appropriate incentives to management to maximize shareholder value in light of the market price for the Common Stock as of the date of the repricing. The Compensation Committee considers equity ownership interest in the Company to be an important component of the compensation of executive officers as a way to reward performance and provide appropriate incentives for long term growth and profitability.

COMPENSATION COMMITTEE:

Robert M. Fidler (Chairman)
W. Thomas Rinehart

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of the Company's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on the review of the copies of such reports filed during the fiscal year ended October 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except neither Founders Equity Group, Inc. nor the Dodge Jones Foundation has filed a Form 5 Annual Statement of Beneficial Ownership that was due on or about December 15, 1998 and (ii) each of the Company's executive officers and directors filed late their Form 5 Annual Statement of Beneficial Ownership of Securities Report that were due on or about December 15, 1998.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has approved King, Griffin & Adamson P.C. to serve as independent auditors of the Company for the fiscal year ending October 31, 1999, and recommends ratification by the stockholders of such appointment. Such ratification requires the affirmative vote of the holders of a majority of the Common Stock of the Company entitled to vote on this matter and represented in person or by proxy at the Meeting. Abstentions on this proposal will have the same legal effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

    In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. The Board of Directors may terminate the appointment of King, Griffin & Adamson P.C. as the Company's independent auditors without the approval of the stockholders of the Company if the Board of Directors deems such termination necessary or appropriate. A representative of King, Griffin & Adamson P.C. is expected to attend the Meeting and will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

    Ernst & Young LLP ("E&Y") served as independent auditors of the Company for the fiscal year most recently completed and until July 13, 1998. By letter dated July 13, 1998, E&Y resigned as the independent accountants of the Company.

    E&Y's reports for either of the Company's fiscal years ended October 31, 1997 and October 31, 1996 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    During the Company's two most recent fiscal years and the subsequent interim periods preceding the resignation of E&Y, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report.

    During Company's two most recent fiscal years and the subsequent interim periods preceding the resignation of E&Y, E&Y did not advise the Company (i) that the internal controls necessary for the Company to develop reliable financial statements did not exist; (ii) that information had come to E&Y's attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management; (iii) of the need to expand significantly the scope of its audits or that information had come to E&Y's attention that if further investigated may have (A) materially impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering such fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may have prevented it from rending an unqualified audit report on those financial statements), or (B) caused it to be unwilling to rely on management's representations or be associated with the Company's financial statements, and due to E&Y's resignation (due to audit scope limitations or otherwise) or for any other reason, E&Y did not so expand the scope of its audit or conduct such further investigation; or (iv) that information had come to E&Y's attention that it had concluded materially impacted the fairness or reliability of either (A) previously issued audit reports or the underlying financial statements, or (B) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to E&Y's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to E&Y's resignation, the issue was not resolved to E&Y's satisfaction prior to its resignation.

    On July 15, 1998, the Company engaged King, Griffin & Adamson P.C. ("KG&A") as its independent principal accountants to audit its financial statements for the fiscal year ending October 31, 1998. Neither the Company nor anyone on its behalf has consulted KG&A prior to July 15, 1998 regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report was provided to Company or oral advice was provided that KG&A concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement with E&Y or any event that would otherwise be reportable arising from the Company's prior relationship with E&Y.

                             STOCKHOLDER PROPOSALS

    Any stockholder who wishes to submit a proposal for inclusion in the Company's proxy material and for presentation at the Company's 2000 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company at the address indicated on the first page of this proxy statement, so that the Secretary receives it no later than November 10, 1999.

                                 OTHER MATTERS

    The Board of Directors is not aware of any other matters that are to be presented for action at the Meeting. However, if any other matters properly come before the Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                                          By Order of the Board of Directors

                                          /s/ DEBRA L. BURGESS
                                          --------------------------------------
                                          Debra L. Burgess
                                          SECRETARY

March 10, 1999

                                                                      APPENDIX A

                                                 ARDIS TELECOM & TECHNOLOGIES, INC.
                                                   ANNUAL MEETING OF SHAREHOLDERS
                                                           APRIL 26, 1999
                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby constitutes and appoints Roger D. Bryant and Debra L. Burgess, or either of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to represent the
P          undersigned and to vote all of the shares of Common Stock of ARDIS Telecom & Technologies, Inc. (the "Company"),
           that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on
           April 26, 1999 and at any adjournments thereof.

R
1.   ELECTION OF DIRECTORS   / / FOR All nominees named to   / / WITHHOLD
                             the                             AUTHORITY
                               right (except as marked to      to vote for all
                             the contrary)                     nominees named
                                                               to the right

          Roger D. Bryant, Debra L. Burgess, Nick DeMare, Robert M. Fidler, W.
                                    Thomas Rinehart
X
        (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

        To ratify the selection of King, Griffin & Adamson P.C. to serve as independent public accountants for the Company for the 1999 fiscal year.
Y

                    FOR  / /        AGAINST  / /        ABSTAIN  / /

            In their discretion, to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

    THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" EACH OF THE PROPOSALS SET FORTH HEREIN AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

    Please sign exactly as the name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

Dated: ----------------------------------------------               ----------------------------------------------------------
                                                                    Signature of Shareholder

[INSERT MAILING LABEL]                                              ----------------------------------------------------------
                                                                    Signature (if jointly owned)

                                                                    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
                                                                    ENCLOSED ENVELOPE.